Exhibit 10.4

VESSEL: MAGIC P	DATE: 24/11/2017

FIXTURE SLIP FOR T/C

1.	CHARTER PARTY	:		Date: 24/11/2017
2.	CHARTERERS	:		Glencore Agriculture B.V
3.	DESCRIPTION	:
Normal Speed:
- Ballast: About 14,00 knots on about 30.0 mt ifo plus about 0,2 mtns mdo only during ballast exchange or holds washing when 2nd d/g engaged plus about 2,0 mtns ifo.
- Laden : about 13,50 knots on about 32.00 mtns ifo plus about 0,2 mt/day m.d.o.

ECO Speed:
-  Ballast: About 12,00 knots on about 20.00 mt ifo plus about 0,2 mtns mdo or exchange or holds washing when 2nd d/g engaged plus about 2,0 mtns ifo.
- Laden : About 11.50 knots on about 22.00 mt ifo plus about 0,2 mtns mdo.

Port Consumption: - Idle About 3 mtns Ifo plus about 0,2 mtns mdo - Working about 4,5 mt/day Ifo and about 0,2 mtns / day mdo

4.	DELIVERY	:		DLOSP CJK ATDNSHINC

5.	REDELIVERY	:		DLOSP 1 SP or passing SP Spore-Japan ATDNSHINC

In case Disch port is a Japanese inland sea port then redely to be upon dropping last outbpund inland sea pilot (KII strait pilot station or Bungo Strait (Sekisaki pilot station) or Mutsure pilot station)

6.	DURATION	:		Abt 45 - 50 days wog

7.	INT. CARGO	:		Sole cargo Grains In bulk.

8.	TRADE	:		One T/C Trip via safe port / s berth / s anchorage / s, always afloat,always within iwl via Ausie (intented loading 'Adelaide' ) to Spore - Jpn rge incl PRC

9.	INT. PORTS	:	Int. 1st	Load Port: Adelaide (Int)
Disch. Port TBA

10.	LAYDAYS	:		25 November 2017 00.01 HRS / 27 November 2017 24.00HRS

11.	DAILY HIRE	:		US$ 9,750 Diot.

12.	BALLAST BONUS	:		-

13.	COMMISSIONS	:		- 5.00 % Total Commission - 1.25 % Queensland Navigation SA - Total 6,25%

14.	HIRE PAYMENT	:	1st 40 days hire to be paid w/i 2 banking days after vsl delivery.

15.	BUNKERS ON DELIVERY	:	- Abt 1,200 — 1,220 mts HSIFO. - Abt 180 - 200 mts LSMGO.

16.	BUNKERS ON REDELIVERY	:	About same qties as on board on dely.

17.	BUNKER PRICES	:	- US$ 390 per ton Hsfo - US$ 555 per ton Hsmgo

18.	HOLDS INSPECTION	:
Vessel's holds on arrival first load port or in CHOPT Freemantle (for pre inspection) to be free of loose rust/loose rust scale and previous cargo residue and to be clean, swept, washed down with fresh water and dried up and in every respect ready to receive charterers intended cargo to the satisfaction of local relevant/1competent surveyor(s).

In case vsl fails to pass such inspection, vsl to be placed off-hire from or pro-rata off/hire in case loading commences at hold/s passed from the time of rejection until vsl passes re-inspection and any extra related cleaning expenses arising therefrom to be for owners' acct.

19.	HOLDS CLEANING	:	ILOHC US$5,000

20.	C.V.E	:	US$ 1,500 per 30 month / pro rata

21.	ON/OFF HIRE SURVEY	:
Owners and Charterers to hold a bunker and vessel's condition survey on delivery or at delivery port or at first loading port as well as similar off-hire survey at last discharging port for joint account on redelivery. Owners' option to appoint the Master to attend surveys on Owners' behalf in which case Owners not to contribute to survey cost.

22	NOTICES	:	- For Delivery : Daily
- For Redelivery: 15/10/7/5/3/1 days Notice.

DISTRIBUTION TO		:	ALL DEPARTMENTS

Prepared by :	Joseph S. Vakondios /s/ Joseph S. Vakondios

Approved by :	Capt Nikos Glynos /s/ Capt Nikos Glynos

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